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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                       --------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                        Date of Report: January 14, 1999
                       (Date of earliest event reported)

                        --------------------------------


                                  H.T.E., INC.
             (Exact name of registrant as specified in its charter)

                        --------------------------------

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
                Florida                                 0-22657                              59-2133858
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
    incorporation or organization)

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                           1000 BUSINESS CENTER DRIVE
                            LAKE MARY, FLORIDA 32746
               (Address of principal executive offices, zip code)

                                 (407) 304-3235
              (Registrant's telephone number, including area code)


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Item 5.  OTHER EVENTS.

         The registrant previously filed two registration statements on Form S-8 for its 1997 Executive Incentive Compensation Plan and its 1997 Employee Stock Purchase Plan. In accordance with Rule 415(a) of the Securities Act of 1933, as amended, the Registrant is filing this current report to reflect the increase in the number of shares of common stock registered under those registration statements as a result of Registrant's two-for-one stock split effected on June 18, 1998. Accordingly, the number of shares subject to the Registrant's 1997 Executive Incentive Compensation Plan (File No. 333-34109) was increased from 954,000 shares to 1,908,000 shares; and, the number of shares subject to the Registrant's 1997 Employee Stock Purchase Plan (File No. 333-34139)was increased from 200,000 shares to 400,000 shares.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  H.T.E., INC.
                                   (Registrant)


Date:  January 14, 1998           By:     /s/ L. A. Gornto, Jr.
                                          ---------------------------------
                                          L.A. Gornto, Jr.
                                          Executive Vice President,
                                          Secretary and General Counsel